As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENDRA LIFE SCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0579295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Green Court, Suite 350 48105

Ann Arbor, MI (Zip Code)

(Address of principal executive offices)

ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan

(Full title of the plan)

Francois Michelon

Chief Executive Officer

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, MI 48105

(Name and address of agent for service)

(734) 335-0468

(Telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,717,783 shares of Common Stock under the ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan, as amended (the “Plan”), as a result of an evergreen provision in the Plan providing that the total number of shares of Common Stock reserved for issuance under the Plan is automatically increased as of each January 1.

These additional shares of Common Stock are securities of the same class as other securities for which the Registration Statements on Form S-8 (File Nos. 333-218894, 333-233178, 333-237415, 333-254713, 333-263992 and 333-270616) (the “Prior Registration Statements”) were filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2017, August 9, 2019, March 26, 2020, March 25, 2021, March 30, 2022 and March 16, 2023, respectively. In accordance with Instruction E of Form S-8, the content of the Prior Registration Statements are incorporated herein by reference and made a part of this Registration Statement on Form S-8.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by this Item 1 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by ENDRA Life Sciences Inc. (the “Registrant”) with the Commission and are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 28, 2022; and

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•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on November 21, 2016, as amended (File No. 333-214724), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission pursuant to Section 12(g) of the Exchange Act on December 16, 2016 (File No. 001-37969), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of ENDRA Life Sciences Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 12, 2017)

4.2

Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 18, 2020)

4.3

Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 8, 2022)

4.4

Amended and Restated Bylaws of ENDRA Life Sciences Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214724) filed on December 6, 2016)

4.5

ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214724) filed on December 6, 2016)

4.6	First Amendment to ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on May 10, 2018)

4.7

Form of Stock Option Award under ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214724) filed on December 6, 2016)

4.8

Form of Restricted Stock Unit Award under ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214724) filed on December 6, 2016)

5.1*	Opinion of K&L Gates LLP

23.1*	Consent of RBSM LLP, Independent Registered Public Accounting Firm

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

107.1*	Filing Fee Table

* - Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on March 28, 2024.

ENDRA Life Sciences Inc.

By:	/s/ Francois Michelon
Francois Michelon Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Francois Michelon and Irina Pestrikova, and each of them, his/her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on March 28, 2024:

Signature	Title
/s/ Francois Michelon	Chief Executive Officer and Director
Francois Michelon	(Principal Executive Officer)

/s/ Irina Pestrikova	Senior Director of Finance
Irina Pestrikova	(Principal Financial Officer and Principal Accounting Officer)

/s/ Louis J. Basenese	Director
Louis J. Basenese

/s/ Anthony DiGiandomenico	Director
Anthony DiGiandomenico

/s/ Michael Harsh	Director
Michael Harsh

/s/ Alexander Tokman	Director
Alexander Tokman

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